                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549


                                ____________


                                  FORM 8-K


                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported)  October 24, 1997
                                                       ----------------



                   Computer Network Technology Corporation
   -----------------------------------------------------------------------
             (Exact name of registrant as specified in charter)


             Minnesota           0-139944             41-1356476
          -----------------     -----------       ------------------
           (State or other      (Commission          (IRS Employer
           jurisdiction of      File Number)      Identification No.)
                               incorporation)



       605 North Highway 169, Suite 800, Minneapolis, MN  55441
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         (Address of principal executive offices)      (Zip Code)



Registrant's telephone number, including area code (612) 797-6000
                                                 ------------------



-----------------------------------------------------------------------------
       (Former name or former address, if changed since last report.)
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Item 2. Acquisition or Disposition of Assets.

On October 24, 1997, Apertus Technologies Incorporated (together with its subsidiaries, the "Seller"), the Registrant and a newly formed subsidiary of the Registrant (the "Buyer") entered into an agreement wherein the Buyer agreed to acquire the Internet Solutions Division of the Seller. The Internet Solutions Division provides Internet-to-mainframe connectivity products and Web access-to-legacy applications. The acquisition was approved by the Board of Directors of each company and was consummated on October 31, 1997. In connection with the acquisition, the Registrant expects a one-time unspecified charge against earnings in the fourth quarter of 1997 to cover consolidation and transition expenses.

The purchase price was approximately $11.4 million in cash plus the assumption of what is expected to be approximately $5.9 million of balance sheet liabilities (of which approximately $3.2 million represents deferred maintenance revenues) and certain other liabilities. The acquisition will be accounted for under the purchase method of accounting. The Registrant is in the process of evaluating the allocation of the purchase price to the assets acquired (principally accounts receivable, inventory, fixed assets and intellectual property) and liabilities assumed (principally accounts payable, accrued expenses and obligations under maintenance and other contracts). The Registrant believes the fair value of the inventory, accounts receivable, equipment and other tangible assets acquired is approximately $12.3 million. A portion of the purchase price allocation may include in process technology that will be written off in the fourth quarter and goodwill which will be amortized over the benefit period.

There is no relationship between the Registrant, its affiliates and any of its directors or officers and the Seller. The cash purchase price was paid utilizing the Registrant's existing working capital resources. Certain of the assets consist of leasehold improvements in New York and London and other cities which are used for designing, programming and marketing products related to the assets acquired.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Business Acquired: The Registrant will file any financial statements required under Item 7 of this form within the time period provided therefor.

(b) Pro Forma Financial Information: The Registrant will file any pro forma financial information required under Item 7 of this form within the time period provided therefor.

(c)  Exhibits:

2.1 Asset Purchase Agreement dated October 24, 1997, between CNT Acquisition I Corporation, Computer Network Technology Corporation and Apertus Technologies Incorporated and certain of its subsidiaries.

FORWARD LOOKING INFORMATION

Information contained herein may contain forward looking statements that involve risks and uncertainties with respect to the fair value of assets acquired, the amount of liabilities assumed and otherwise. These forward looking statements include the words "believes", "expects", "anticipates" and similar expressions. These forward looking statements involve certain risks and uncertainties, including those related to general economic and business conditions, changes in market conditions and competitive pressures.

                                       3
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                                 SIGNATURES
                                 ----------


  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  COMPUTER NETWORK TECHNOLOGY CORPORATION



Dated: November 3, 1997         By: /s/ Gregory T. Barnum
                                    ____________________________________
                                      Gregory T. Barnum
                                      Chief Financial Officer


                                       4
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                                 EXHIBIT INDEX



2.1 Asset Purchase Agreement dated October 24, 1997, between CNT Acquisition I Corporation, Computer Network Technology Corporation and Apertus Technologies Incorporated and certain of its subsidiaries. The Registrant will file supplementally any omitted exhibit or schedule to the Commission upon request. The following schedules and exhibits have been omitted:

Schedules
---------

1.1(a)    Description of Products
1.1(e)    Personal Property
1.1(g)    Prepaid Expenses
1.1(i)    Contracts
1.2       Excluded Assets
2.2(a)    Agreed Upon Procedures
3.1(d)    Leases
3.1(e)    Assumed Liabilities
4.5       Exceptions to Representations
4.6       Government Authority
4.7       Financial Statements
4.11      Subsequent Events
4.12      Commitments
4.15      Intellectual Property
4.17      Litigation
4.18      Customers and Vendors
4.20      Employment Matters
4.21      Benefit Plans
4.22      Product Defects
4.25      Employees
4.27      Governmental Authorizations
4.29      Accounts Receivable and Accounts Payable
4.30      UK Transferring Employees
6.4       Transition Services

Exhibits
--------

 A        Noncompetition Agreements
 B        Opinion of Counsel (Seller)
 C        Opinion of Counsel (Buyer)